UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 3, 2014

Group 1 Automotive, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13461	76-0506313
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Gessner, Suite 500, Houston, Texas		77024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-647-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On January 3, 2014, Group 1 Automotive, Inc., a Delaware corporation ("Group 1"), provided notice to holders of its 3.00% Convertible Senior Notes due 2020 (the "Notes") that an event triggering convertibility of the Notes occurred on December 31, 2013. The test for convertibility was met when the last reported sale price of Group 1’s common stock for at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the fiscal quarter ended December 31, 2013 was greater than or equal to 130% of the applicable conversion price in effect on such last trading day. Holders of the Notes have the right to convert the Notes during the quarter ending March 31, 2014. The triggering of the convertibility of the Notes does not change the accounting of the Notes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Group 1 Automotive, Inc.

January 8, 2014	By:	/s/ Darryl M. Burman

Name: Darryl M. Burman
Title: Vice President